SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2014

Beamz Interactive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54662	94-3399024
(State or other jurisdiction	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

15354 N. 83rd Way, Suite 101, Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 480-424-2053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 1, 2013, Beamz Interactive, Inc. (the “Company”), entered into a Convertible Debt and Security Agreement (the “Debt Agreement”), pursuant to which it issued (i) a total of $1,367,664.53 in principal amount of Convertible Secured Subordinated Promissory Notes (the “Notes”), and (ii) warrants (the “Warrants”) for the purchase of 683,832 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), out of which a total of $1,317,664.53 in principal amount of the Notes, and Warrants for the purchase of 658,832 shares of Common Stock, were issued to affiliates of members of our board of directors, including Charles R. Mollo, who is also our Chief Executive Officer. ($1,017,664.53 in principal amount of the Notes that were issued to TM 07 Investments, LLC (“TM 07”), an entity controlled by Mr. Mollo, were issued in respect of the conversion of outstanding accounts payable owed to TM 07.)

The Debt Agreement was subsequently amended and restated on February 21, 2014, pursuant to an Amended and Restated 2013 Convertible Debt and Security Agreement (the “Restated Agreement”), which provided, among other things, for additional convertible debt to be issued under the Restated Agreement with a lower conversion price, and that no debt issued under the Restated Agreement could be converted until the Company amended its charter to increase the number of authorized shares.

The Restated Agreement was amended on August 1, 2014, for the sole purpose of amending a provision regarding the assignability of rights under the Restated Agreement. The Restated Agreement was subsequently amended on November 24, 2014, in order to revise certain provisions related to the automatic conversion of debt issued under the Restated Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On November 25, 2014, the Company issued a total of 8,497,300 shares of Common Stock upon conversion of a total of $424,865 in principal and accrued interest under Notes held by TM 07 under the Restated Agreement.

The issuances described above were made in private transactions or private placements intending to meet the requirements of one or more exemptions from registration, including the exemptions provided under Section 3(a)(9) and Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”).  The investors were not solicited through any form of general solicitation or advertising, the transactions being non-public offerings, and the sales were conducted in private transactions where the investor identified an investment intent as to the transaction without a view to an immediate resale of the securities.

Item 9.01.                       Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.                                Description
10.1	Amended and Restated 2013 Convertible Debt and Security Agreement
10.2	Amendment No. 1 to Amended and Restated 2013 Convertible Debt and Security Agreement
10.3	Amendment No. 2 to Amended and Restated 2013 Convertible Debt and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAMZ INTERACTIVE, INC.

Date: November 26, 2014	By:	/s/ Joan W. Brubacher
Joan W. Brubacher, President